UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): August 10, 2004

HearUSA, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11655	22-2748248
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1250 Northpoint Parkway
West Palm Beach, Florida	33407

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(561) 478-8770

Item 12. Results of Operations and Financial Condition

On August 10, 2004, HearUSA, Inc. (the “Company”) announced its financial results for the fiscal quarter ended June 26, 2004. A copy of the Company’s press release is furnished with this Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The attached press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those concerning the Company’s expectation of continuing growth in revenues in the 2004 third quarter, of revenues exceeding $18.5 million for the third quarter of 2004, that the breakeven point for the Company will be reduced to less than $19 million, and that revenues and profitability should improve later in this fiscal year and for 2005 as a result of possible increases by healthcare providers in hearing aid benefits now under discussion. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as market demand for the Company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the Company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the 2003 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARUSA, INC. (Registrant)

Date: August 10, 2004	By:	/s/ Stephen J. Hansbrough

Name: Stephen J. Hansbrough
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release issued August 10, 2004 announcing the Company’s financial results for the quarterly period ended June 26, 2004.